QuickLinks -- Click here to rapidly navigate through this document

Exhibit 3.12

        [STAMP]

ARTICLES OF ORGANIZATION OF AUTOMATED HOMECARE SYSTEMS, LLC

        The undersigned, acting at the direction of and on behalf of two or more persons desiring to be members of and having agreed to form AUTOMATED HOMECARE SYSTEMS, LLC as a limited liability company pursuant to the Maryland Limited Liability Company Act, do hereby acknowledge and certify:

1.
The name of the Limited Liability Company (the "Company") is: Automated HomeCare Systems, LLC.

2.
The latest date upon which the Company is to dissolve is: December 31, 2059.

3.
The purposes for which the Company is formed are to develop, market, sell, distribute and license computer software for use in infusion therapy, and to do and perform all acts necessary, incidental or convenient to carry out this business purpose as described in the Operating Agreement of the Company.

4.
The address of the principal office of the Company is: Seven East Lee Street, Baltimore, Maryland 21202. The name and address of the resident agent of the Company is: NeighborWare Health Systems, Inc., Seven East Lee Street, Baltimore, Maryland 21202. The resident agent is a corporation duly organized and validly existing in the State of Maryland.

5.
The rights and authority of the members of the Company are governed by a separate written Operating Agreement among the members and no member by virtue of being a member shall have authority to bind the Company. The Operating Agreement in its entirety and its amendments shall be in writing.

6.
NeighborWare Health Systems, Inc. shall be the "Authorized Person" of the Company, subject wholly to direction of the members pursuant to the Operating Agreement, and when so authorized may execute or file documents or effect action in the name of and on behalf of the Company.

        IN WITNESS WHEREOF, the undersigned organizer of the Company has executed these Articles of Organization on the 1st day of June, 1995.

/s/ JOSEPH P. KEMPLER Joseph P. Kempler

QuickLinks

  Exhibit 3.12
ARTICLES OF ORGANIZATION OF AUTOMATED HOMECARE SYSTEMS, LLC